Exhibit 99.2

David Fenn & Co.

Solicitors
范德偉律師事務所

David Fenn & Co. Solicitors
Suite 2712-13, 27th Floor
Shui On Centre
6-8 Harbour Road
Wanchai, Hong Kong

范德偉律師事務所
香港港灣道 6-8 號
瑞安中心
27 樓 2712-13 室

Tel /電話 : +852 3102 0216
Fax /傳真 : +852 3102 0218

<u>BY EMAIL (lily@solomonwin.com.hk) & BY POST</u>
SOLOWIN HOLDINGS
Room 1910-1912A, Tower 3
China Hong Kong City, 33 Canton Road
Tsim Sha Tsui, Kowloon
Hong Kong

貴司檔號 / Your Reference :

本所檔號 / Our Reference : 250044/AM

日期 / Date: 18 February 2025

Dear Sirs,

Re: Hong Kong Legal Opinion

1. We are instructed by SOLOWIN HOLDINGS, a company incorporated in the Cayman Islands with limited liability (the "**Company**") in relation to the Company's issuance and sale of certain securities in a public offering (the "**Purpose**") as set forth in the Company's registration statement on Form F-1 (No.333-284439), including all amendments or supplements thereto (collectively, the "**Registration Statement**") filed by the Company with the Securities and Exchange Commission of the United States of America (the "**SEC**") under the U.S. Securities Act of 1993 (as amended).

2. We have acted as the Hong Kong legal advisers to the Company, which holds the entire issued share capital of Solomon JFZ (Asia) Holdings Limited ("**Solomon JFZ**") and Solomon Private Wealth Limited ("**Solomon Private Wealth**", and together with Solomon JFZ, collectively, the "**Hong Kong Companies**" and each, a "**Hong Kong Company**"), each a company incorporated in the Hong Kong Special Administrative Region of the People's Republic of China ("**Hong Kong**") with limited liability, a wholly-owned subsidiary of the Company.

3. We confirm that we are lawyers qualified to practice in Hong Kong to give this legal opinion (the "**Opinion**").

合夥人：	范德偉律師	Partners:	Fenn David
	馬慧斯律師		Ma Wai Sze, Aceya
顧問律師：	陳奕希律師	Consultant Solicitors:	Hess Chan
	蔡逸昇律師		Choi Wilson Yat Sing
助理律師：	嚴健燊律師	Assistant Solicitor:	Yim Kin Sun Bernie
聯營律師事務所：	陳佩玉律師行	In association with:	Carina Chen, Solicitors
	黃克民, 黃克麟律師行		Wong And Partners

David Fenn & Co., Solicitors 4. For the purpose of this Opinion, we have carried out due diligence on the Hong Kong Companies, reviewed and examined copies of the Registration Statement, and such other documents as we have considered necessary or advisable for the purpose of rendering this Opinion, which are provided to us by the Company and the Hong Kong Companies and/or obtained through public searches (collectively, the “Documents”) . Apart from the Documents, we have relied upon a written confirmation signed by all the directors of each Hong Kong Company dated on the date of this Opinion (collectively, the “Written Confirmations”) confirming certain matters of fact that are relevant to the rendering of this Opinion . Assumptions and Oualifications 5. For the purposes of this Opinion, we have assumed without investigation that: (a) all copies of the Documents conform to their originals; (b) where applicable, all signatures on the Documents are genuine, authentic and complete; (c) where applicable, all individuals signing or executing the Documents have the requisite legal capacity and are duly authorised to sign or execute the Documents; (d) all information provided by the Company and/or the Hong Kong Companies is true and correct; and (e) the information disclosed in the public record did not fail to disclose any information which had been delivered for filing or registration. 6. This Opinion is limited to and is given based on our understanding of the current laws in Hong Kong as at the date hereof . As we are lawyers qualified to practise in the jurisdiction of Hong Kong, this Opinion shall not be taken to express or imply any opinion on the laws of any jurisdictions other than Hong Kong and we have not investigated the laws of any jurisdiction other than Hong Kong . 7. This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein . This Opinion speaks as of its date and we undertake no obligation to update this Opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to any person or entity of any subsequent events, facts or other matters which might affect the opinions given herein . 8. This Opinion is based solely upon our inspection of the Documents and the Written 2

David Fenn & Co., Solicitors Confirmations, without any further independent investigation with respect thereto. 9. This Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the SEC on or about the date of this Opinion . As such, they may not be used or relied upon on any other transactions or matters or by any other person for any other purposes whatsoever without our prior written consent . 10. Save as the above, we hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement . In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U . S . Securities Act of 1933 , as amended, or the regulations promulgated thereunder . Leeal opinion 11. Subject to the Assumptions and Qualifications listed and based on the due diligence results, we are of the opinion that : - (a) each of Solomon JFZ and Solomon Private Wealth is incorporated in Hong Kong on July 25 , 2016 and December 4 , 2023 respectively, and has since then been validly existing under the Companies Ordinance (Cap . 622 of the Laws of Hong Kong) . As at the date of this Opinion, (i) no resolution has been passed to voluntarily wind up the Hong Kong Companies ; (ii) no winding up petition has been presented to the Hong Kong Companies ; (iii) no order has been made by any court for the winding up or administration of the Hong Kong Companies ; and (iv) no receiver or administrator has been appointed in relation to the Hong Kong Companies or any of their assets or revenues ; and (b) statements set forth in the Registration Statement under captions “Prospectus Summary - Corporate History and Structure”, “Prospectus Summary - Licenses and Permissions”, “Prospectus Summary - Regulations”,“Risk Factors Risks Related To Doing Business In Jurisdictions We Operate”, “Enforceability of Civil Liabilities — Hong Kong” and “Dividend Policy” insofar to the extent that such statements relate to matters of Hong Kong law or regulations or describe or summarize Hong Kong law or regulations, are, as at the date of this Opinion . true and accurate in all material aspects and the descriptions are not misleading in any material aspect . Yours faithfully, David Fenn & Co. 3